Exhibit 3(b)
- ------------

                                    BY-LAWS
                                    -------

                                       of

                             HUNT MANUFACTURING CO.

                          (A Pennsylvania Corporation)


Section 1. MEETINGS OF SHAREHOLDERS

          Section 1.01. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place within the Commonwealth of Pennsylvania or elsewhere, as may be fixed by the Board of Directors. If no place is so fixed, they shall be held at the office of the Corporation in Philadelphia, Pennsylvania.

          Section 1.02. Annual Meeting. The annual meeting of shareholders, for the election of directors and the transaction of any other business which may be brought before the meeting, shall be held, unless the Board of Directors shall fix some other hour or date therefor, at 10:00 o'clock A.M. on the third Wednesday in April in each year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of Pennsylvania. If for any reason such meeting is not held at the time fixed therefor, such election may be held at a subsequent meeting called for that purpose.

          Section 1.03. Notice of Meetings. Notice of all meetings of shareholders shall be given to each shareholder of record entitled to vote at the meeting, at least ten days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case.

          Section 1.04. Organization. At every meeting of the shareholders, the Chairman of the Board, or in his absence, the Vice Chairman, or in his absence, the President, or in his absence, a Vice President, or in the absence of the Chairman, the Vice Chairman, the President and all Vice Presidents, a chairman chosen by the shareholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

          Section 1.05. Voting. Except as otherwise specified herein or in the Articles or provided by law, all matters shall be decided by the vote of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, although such vote be less than a majority of the votes which all the shareholders entitled to vote thereon would be entitled to cast.

                  In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

- -----------------------

Section 2. DIRECTORS

          Section 2.01. Number of Directors. The number of directors of the Corporation shall be eleven.

          Section 2.02. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, directed to the Chairman of the Board, the Vice Chairman, the President, or to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 2.03. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

          Section 2.04. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by standing resolution of the Board. Notice of such meetings need not be given. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board. At such meetings the directors may transact such business as may be brought before the meeting.

          Section 2.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman, the President, a Vice President, or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting. Written notice of each special meeting shall be given, by or at the direction of the person or persons authorized to call such meeting, to each director, at least three days prior to the date named for the meeting.

          Section 2.06. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if there be one and he is present, and, if not, by the Vice Chairman, if there be one and he is present, and if not by the President if there be one and he is present. In the absence of the Chairman, the Vice Chairman and the President, the meeting shall be presided over by a chairman chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the presiding chairman, shall act as secretary of the meeting.

          Section 2.07. Participation in Meetings. One or more directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

          Section 2.08. Compensation of Directors. Directors shall be entitled to receive such compensation, if any, as may be fixed, from time to time, by the Board of Directors. Directors may also be reimbursed by the Corporation for such reasonable expenses incurred in attending meetings of the Board, or any Committee thereof of which they are members, or otherwise incurred in the performance of their duties as directors, in accordance with such policies as the Board, from time to time, may establish.

- -----------------------

Section 3. COMMITTEES

          Section 3.01. Executive Committee. If an Executive Committee or one or more other committees is or are designated by the Board of Directors to exercise the authority of the Board in the management of the Corporation, such committee(s) shall keep regular minutes of its or their proceedings and report the same to the Board at each regular meeting.

          Section 3.02. Other Committees. The Board of Directors may, at any time and from time to time, appoint such standing committees and/or special committees, consisting of directors or others, to perform such duties and make such investigations and reports as the Board shall by resolution determine. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution.

Section 4.1 OFFICERS

          Section 4.01. Section 4.01. Number, Qualifications and Designation. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents (including Executive and Senior Vice Presidents), and also such other officers as may be elected in accordance with the provisions of Section 4.02 herein. One person may hold more than one office. Officers shall be natural persons of full age.

          Section 4.02. Other Officers and Agents. The Board, from time to time, may elect such other officers and appoint such other agents as it deems necessary, which officers and agents shall serve for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws, or as the Board, form time to time, may determine. The Board also may delegate to any officer and to the Chairman of the Board and Vice Chairman if there be one, the power to elect subordinate officers and to retain or appoint other agents and prescribe the authority and duties of such subordinate officers or other agents.

          Section 4.03. Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section
4.02 herein, shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers of fill vacancies among the officers at any other meeting. Subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

          Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, directed to the Chairman of the Board, the Vice Chairman, the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4.05. The Chairman of the Board. The Chairman of the Board, if there by one, shall preside at the meetings of the Board and also shall perform such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board.

          Section 4.06. The Vice Chairman. The Vice Chairman, if there be one, shall preside at meetings of the Board in the absence of the Chairman and shall also perform such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board or the Chairman.

- -----------------------

          Section 4.07. The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The President shall execute and deliver in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments specifically or generally authorized by the Board, except in cases where the execution and delivery thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. He shall preside at meetings of the Board in the absence of the Chairman and Vice Chairman and, in general, he shall perform all duties incident to the office of President and such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman, or the Vice Chairman.

          Section 4.08. The Vice Presidents. In the absence or disability of the President or when so directed by the Chairman, the Vice Chairman or the President, any Vice President (except those elected by delegated authority pursuant to Section 4.02 herein) may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents also shall perform such other duties as from time to time may be assigned to them by the Board, the Chairman, the Vice Chairman or the President.

          Section 4.09. The Secretary. The Secretary, or any Assistant Secretary, shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform such duties incident to the office of Secretary and such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman, the Vice Chairman or the President.

          Section 4.10. The Treasurer. The Treasurer, or an Assistant Treasurer, shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board may from time to time designate; and, in general, he shall perform such other duties incident to the office of Treasurer and such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman, the Vice Chairman or the President.

          Section 4.11. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

          Additional compensation, fixed as above provided, may be paid to any officers or employees for any year or years, based upon the success of the operations of the Corporation during such year.

- -----------------------

Section 5. LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

          Section 5.01. Limitation of Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that a director's liability for monetary damages may not be limited or avoided under the terms of the Directors' Liability Act, 42 Pa. C.S. 8361 et seq., as the same may be amended from time to time, or any applicable Pennsylvania statute thereafter enacted.

          Section 5.02. Indemnification. The Corporation shall indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Corporation) or is threatened to be made a party to or a subject of any threatened, pending or completed action, suit or proceeding (collectively, a "Proceeding"), including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person (an "Indemnified Person") is or was a director or officer of the Corporation, or is or was serving, while a director or officer of the Corporation, at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes, punitive damages and amounts paid in settlement (collectively, a "Liability") actually and reasonably incurred by such Indemnified Person in connection with such Proceeding, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. If an Indemnified Person is entitled to indemnification in respect of a portion, but not all, of any Liability, the Corporation shall indemnify such person to the extent of such portion.

          Section 5.03. Advancement of Expenses. Expenses actually and reasonably incurred by an Indemnified Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding (regardless of the financial condition of such Indemnified Person) upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

          Section 5.04. Non-Exclusivity; Indemnification Agreements. The indemnification and advancement of expenses provided by this Section 5 shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any statute, the Corporation's Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office. Without limiting the generality of the foregoing, by action of the Board of Directors (notwithstanding the interest of its members in the transaction) the Corporation may enter into agreements with Indemnified Persons and others providing for indemnification of such persons by the Corporation either under the provisions of this Section 5 or otherwise, and, in the event of any conflict between the provisions of this Section 5 and the provisions of any such indemnification agreement, the provisions of such indemnification agreement shall prevail.

          Section 5.05. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws or otherwise.

- -----------------------

          Section 5.06. Security Fund. By action of the Board of Directors (notwithstanding the interest of its members in the transaction), the Corporation may create and fund a trust fund or fund of any nature, or otherwise secure or insure in any manner, its obligation to indemnify and advance expenses under the provisions of this Section 5 or otherwise.

          Section 5.07. Effect; Benefit; Modification. The obligations of the Corporation to indemnify and to advance expenses to an Indemnified Person under the provisions of this Section 5 shall be in the nature of a contract between the Corporation and each such Indemnified Person. Such obligations shall continue as to, and shall inure to the benefit of the heirs, executors and administrators of, an Indemnified Person who has ceased to hold the offices or positions provided in Section 5.02, with respect to any claim based upon an actual or alleged act or failure to act occurring prior to the time such person ceased to hold such office or position. No amendment or repeal of any provision of this Section 5, and no amendment or termination of any trust or other fund created pursuant to Section 5.06, shall alter, to the detriment of such Indemnified Person, the right of such person to indemnification or the advancement of expenses with respect to any claim based on an actual or alleged act or failure to act which took place prior to such amendment, repeal or termination.

          Section 5.08. Applicability. This Section 5 shall be effective as of January 27, 1987. Liability, indemnification and advancement of expenses for any action or failure to act occurring prior to January 27, 1987 shall be governed by applicable law and by Section 5 of these By-Laws as in effect at the time of the action or failure to act.

Section 6.   BORROWING, DEPOSITS, PROXIES, ETC.

          Section 6.01. Borrowing, etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

          Section 6.02. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board shall from time to time determine.

          Section 6.03. Proxies. Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as he may deem necessary or proper in the premises.

- -----------------------

Section 7. SHARE CERTIFICATES: TRANSFER

          Section 7.01 Share Certificates. Share certificates shall be signed by the Chairman of the Board, the Vice Chairman, or the President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed.

          Section 7.02 Transfer of Shares. Transfer of share certificates and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof or by his attorney thereunto authorized, by a power of attorney duly executed, and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificates.

          Section 7.03. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain, in the Commonwealth of Pennsylvania, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the shares of the Corporation shall be transferable, and also one or more registry offices, each in charge of a Registrar designated by the Board, where such shares shall be registered; and no certificates for shares of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates.

          Section 7.04. Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

Section 8. AMENDMENTS

          Section 8.01. Any or all of the provisions of these By-Laws, whether contractual in nature or merely regulatory of the internal affairs of the Corporation, may be amended or repealed, except as otherwise provided in the Business Corporation Law or the Articles, (a) by a majority vote of the members of the Board of Directors, or (b) by vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, in either case at any regular or special meeting duly convened after notice of such purpose to the directors or shareholders, as the case may be.

          No provision of these By-laws shall vest any property right in any shareholder.

Section 9. MISCELLANEOUS

          Section 9.01. Nonapplicability of Certain Laws. The following provisions of the Act of April 27, 1990 (No. 36) amending the Pennsylvania Business Corporation Law of 1988 and related statutes shall not be applicable to the Corporation: (1) subsections (d) through (f) of Section 511 (15 Pa. C.S. ss.511); (2) subsections (e) through (g) of Section ss.1721, (15 Pa. C.S. ss.1721); (3) Subchapter G of Chapter 25 (15 Pa. C.S. ss.2561 through ss.2567) (including Subchapters I (15 Pa. C.S. ss.2581 through ss.2583) and J (15 Pa. C.S. ss.2585 through ss.2588) which are dependent upon Subchapter G); and (4) Subchapter H of Chapter 25 (15 Pa. C.S. ss.2571 through ss.2575). This Section
9.01 shall be effective July 26, 1990.